    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997

                                                      REGISTRATION NO. 333-24109
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
          (Exact name of registrant as specified in charter document)

      DELAWARE                   6793                   13-3589337
     (State of             (Primary Standard         (I.R.S. Employer
    Organization              Industrial              Identification
     of Issuer)       Classification Code Number)         Number)

                            ------------------------

                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark J. Hawley
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

       Edwin L. Lyon, Esq.                Michael T. Gregg, Esq.
  Cadwalader, Wickersham & Taft         Dean Witter Reynolds Inc.
 1333 New Hampshire Avenue, N.W.    Two World Trade Center, 62nd Floor
      Washington, D.C. 20036             New York, New York 10048
          (202) 862-2200                      (212) 392-5530

                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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    This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-24109) (the "Registration Statement") of Dean Witter Portfolio Strategy Fund L.P. (the "Registrant") consists of a cover page, this page, and a signature page.

    The Registrant offered 50,000 Units of Limited Partnership Interest ("Units") on a "best efforts" basis through a Prospectus dated May 12, 1997. Units were issued and sold at a closing (the "Closing") that was held as of August 1, 1997. At the Closing, the Registrant accepted $43,029,508.53 in subscriptions for Units, and 18,764.225 Units were issued at a price of $2,293.13, the "Net Asset Value" thereof as of the close of business on the last day of the month immediately preceding the Closing.

    Accordingly, pursuant to Item 512(a)(3) of Regulation S-K and undertaking
(4) in Item 17 of the Registration Statement, the Registrant hereby deregisters the 31,235.775 Units that were not sold in the public offering and that remain registered under the Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 31st day of October, 1997.

                                        DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

                                          By: DEMETER MANAGEMENT
                                               CORPORATION,
                                                General Partner

                                        By:          /s/ MARK J. HAWLEY

                                           -------------------------------------

                                                  Mark J. Hawley, President

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                        TITLE                                DATE
---------------------------------------  ---------------------------------------------------  -------------------
DEMETER MANAGEMENT                       General Partner
  CORPORATION

By:     /s/ MARK J. HAWLEY               President and Director of the General Partner        October 31, 1997
   ------------------------------
         Mark J. Hawley

    /s/ RICHARD M. DEMARTINI             Chairman of the Board and Director of the General    October 31, 1997
   ------------------------------         Partner
      Richard M. DeMartini

       /s/ LAWRENCE VOLPE                Director of the General Partner                      October 31, 1997
   ------------------------------
         Lawrence Volpe
                                         Director of the General Partner
   ------------------------------
       Joseph G. Siniscalchi
                                         Director of the General Partner
   ------------------------------
      Edward C. Oelsner, III

      /s/ ROBERT E. MURRAY               Director of the General Partner                      October 31, 1997
   ------------------------------
        Robert E. Murray

       /s/ PATTI L. BEHNKE               Vice President and Chief Financial                   October 31, 1997
   ------------------------------         and Principal Accounting Officer of the General
         Patti L. Behnke                  Partner